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                                                                   EXHIBIT 10.13


                        AMENDMENT TO RETIREMENT AGREEMENT


      This Amendment to Retirement Agreement (the "Amendment") is entered into by Theodore E. Martin (the "Employee") and Barnes Group Inc., a Delaware corporation (the "Company") (collectively, the "Parties"), in consideration of the respective agreements and promises of the Parties contained in this Amendment. The Parties acknowledge that the terms and conditions of this Amendment have been voluntarily agreed to and that such terms are intended to be final and binding.

      WHEREAS, the Parties entered into a Retirement Agreement dated July 6, 1998 (the "Retirement Agreement");

      WHEREAS, the parties desire to amend the Retirement Agreement as set forth in this Amendment;

      NOW, THEREFORE, it is hereby agreed as follows:

      1. Section 2(g) of the Retirement Agreement is hereby amended in its entirety to read as follows:

      "(g) The Company shall pay to Employee within ten (10) days after January 15, 1999 an amount in cash equal to $1,305,420 in satisfaction of all of his outstanding performance units under the Company's 1996 Long Term Incentive Plan."

      2. Section 2(m) of the Retirement Agreement is hereby amended in its entirety to read as follows:

      "(m) In respect of all incentive stock units granted to the Employee, the Company shall pay to the Employee an amount equal to the product of (1) 125,199 and (2) the greater of (i) the closing per share price of the Company's common stock on the Retirement Date and (ii) $30. The Company shall pay such amount in cash within ten (10) days after January 15, 1999. In addition, within ten (10) days after January 15, 1999, the Company shall pay to the Employee an amount equal to the product of (1) 96,000 and
      (2) the aggregate per share cash dividends paid to the Company's shareholders in the third and fourth quarters of 1998."
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      3. Except as specifically provided herein, the Retirement Agreement shall remain in full force and effect in accordance with its terms.

                                        BARNES GROUP INC.



                                        By: /s/ Thomas O. Barnes
                                            ----------------------------
                                                Thomas O. Barnes
                                                Chairman


STATE OF CONNECTICUT )
                     ) SS.
COUNTY OF HARTFORD   )

      On this 29 day of October, 1998, before me personally appeared Thomas O. Barnes, to me known to be the person who executed this Amendment To Retirement Agreement and acknowledged that he executed the same as his free act and deed.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the Country and State aforesaid, the day and year first above written.


                                    Notary Public

                                    /s/ Wilma D. Hart

My Commission Expires:

June 30, 2001


                                        By: /s/ Theodore E. Martin
                                            ----------------------------
                                                Theodore E. Martin


STATE OF CONNECTICUT )
                     ) SS.
COUNTY OF HARTFORD   )

      On this 29 day of October, 1998, before me personally appeared Theodore E. Martin, to me known to be the person described in and who executed this Amendment To
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Retirement Agreement and acknowledged that he executed the same as his free act and deed.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the Country and State aforesaid, the day and year first above written.

                                    Notary Public


                                    /s/ Wilma D. Hart


My Commission Expires:

June 30, 2001